Oportun Provides COVID-19 Operational Business Update
Announces Select Preliminary First Quarter 2020 Performance Metrics

SAN CARLOS, CALIFORNIA – April 2, 2020 — Oportun Financial Corporation (“Oportun” or the “Company”) (Nasdaq: OPRT) today provided an operational business update that reflects the Company’s response to the COVID-19 pandemic. In addition, the Company announced select preliminary unaudited performance metrics for the first quarter ended March 31, 20201.
For the three months ended March 31, 2020:
•Aggregate Originations of $433 million, up 4% year-over-year (“Y/Y”)
•Active Customers of 777,194, up 11% Y/Y
•Managed Principal Balance at End of Period of $2.2 billion, up 20% Y/Y
•30+ Day Delinquency Rate of 3.8% compared to 3.6% for the prior-year period
•Annualized Net Charge-Off Rate of 9.0% compared to 8.3% for the prior-year period
•Cash, cash equivalents and restricted cash of $194 million compared to $119 million for the prior-year period
•More than 12 months of liquidity runway
•Total Revenue and Fair Value Pro Forma (“FVPF”) Total Revenue are both expected to be approximately $162 million
•Withdraws guidance for 1Q Adjusted EBITDA and Adjusted Net Income, and its full year 2020 guidance
Since late January, Oportun has consistently monitored and proactively navigated the COVID-19 pandemic. The Company has taken actions to manage its business in a thoughtful and conservative manner throughout this fluid situation, while ensuring the health and safety of employees and prudently pursuing its mission to provide customers with greater access to affordable financial services. Oportun believes it is well positioned strategically and financially to adapt its business to the current environment.
Safeguarding employees and customers. The health and safety of Oportun’s employees and customers is paramount as the Company fulfills its responsibility as part of an “Essential Critical Infrastructure Sector” of maintaining operations to support customers in need. Oportun is taking all necessary healthcare precautions in accordance with the guidelines of the Center for Disease Control and state and local authorities. The Company has adopted social distancing procedures within its retail locations and contact centers. Additionally, Oportun has increased the benefits it offers to employees, including increased sick leave, stipends to cover incremental childcare expenses, cash advances and access to its employee assistance fund. Whenever necessary, the Company’s teams have seamlessly adapted to working remotely.
Strong capital and liquidity. Based on stress-test scenarios, Oportun continues to have more than 12 months of liquidity runway, even without accessing the securitization market, due to its well-established and diversified funding program. The Company’s balance sheet is characterized by relatively low leverage. Oportun’s term securitizations and its warehouse line are non-recourse to Oportun Financial Corporation and its operating subsidiaries. The Company’s term securitizations allow it to fund new loan originations for the remainder of each securitization’s revolving period; the revolving periods have end dates which range from September 2020 to July 2022.

1 Numbers are as of March 31, 2020, and are unaudited, preliminary and subject to change upon completion of the Company’s closing process.

The Company’s cash and cash equivalents balance as of March 31, 2020 was $119 million and restricted cash was $75 million; restricted cash is used to pay current liabilities, and excess amounts are released back to Oportun on a monthly basis. As of March 31, 2020, the Company had $120 million of undrawn capacity on its existing $400 million warehouse line, which is committed through October 2021 and provided by Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Jefferies LLC and Natixis Securities Americas LLC. Oportun also continues to sell a percentage of newly originated loans on a whole loan basis at a fixed price pursuant to existing flow sale contracts.
Responsibly adjusting underwriting and verification procedures. As news of the pandemic’s spread began to surface, Oportun proactively implemented a series of changes to its underwriting criteria to reduce the Company’s exposure to the segments of the population that it believed would be most impacted. The cornerstone of Oportun’s mission is to only lend to customers whose ability to repay their loan is based upon verified income. The Company has always verified income for 100% of applicants and determined loan amounts based upon Oportun’s ability-to-pay ratio. In anticipation of the economic impact of the pandemic and the increasing unemployment rate, Oportun implemented more stringent employment verification and increased recency requirements for proof of income.
The Company has also tightened its underwriting criteria and reduced maximum and average loan size in order to better manage credit outcomes. The Company has previously used industry and regional factors in its underwriting score card and has now increased the weighting of these factors to reflect the changing employment dynamics in those industries and regions. Oportun continues to lend to income- and employment-verified customers who meet its revised credit criteria, but the decision to implement tighter underwriting has led to reduced originations that are consistent with the Company’s strategy to navigate this dynamic situation. The Company believes that its product structure, which generally requires a payment twice a month, provides early feedback on the pandemic’s impact on its customers. Oportun continues to diligently monitor portfolio performance and its other data sources daily and will rapidly revise its underwriting criteria as required to adapt to the changing environment.
Investment in technology enabling rapid response. Oportun’s significant investments in data science, risk analytics and engineering have allowed it to make rapid changes to its 100% centralized and fully automated credit underwriting platform. In anticipation of the impact of COVID-19, the Company proactively tightened its underwriting criteria and adjusted loan amounts overnight. Additionally, Oportun added new alternative data variables to its underwriting scorecard in under a week. Because of the Company’s investments in technology, Oportun also rapidly implemented incremental changes to its pricing, servicing and collections capabilities. The Company believes its technological capabilities will allow it to continue to rapidly respond as the situation evolves.
Leveraging omni-channel network. As a financial services provider, Oportun is deemed to be part of an “Essential Critical Infrastructure Sector” by the Department of Homeland Security, and the Company is expected to maintain its operations for essential personnel, even in geographies where shelter-in-place orders have been enacted. Additionally, financial regulators have encouraged lenders to offer responsible small-dollar loans to consumers impacted by COVID-19. For these reasons, as of March 31, 2020, 337 of the Company’s 341 retail locations remain open to serve customers. Customers can also apply for a loan directly over the phone by calling Oportun’s contact centers located in three different countries. Additionally, a customer can complete the entire lending process online via their mobile device through the Company’s end-to-end mobile solution.
Working with customers. The Company remains committed to working with its customers during this uncertain time. Starting last week, the Company began offering initial hardship deferments of one month to customers who indicated they had been economically impacted by the COVID-19 pandemic. Consistent with recent regulatory guidance, Oportun may consider deferrals of up to 90 days, granted one month at a time, for borrowers who continue to be impacted.
All of Oportun’s collection activities continue to be centralized through multiple contact centers located in three different countries. The Company’s contact centers have continued to meet all service levels, with an average time to answer a call of less than 10 seconds, despite significantly increased call volumes. Oportun believes that its contact centers in disbursed geographies, along with its cloud-based technology, position the Company well to react to suspension of operations at any contact center. Oportun has proactively increased its customer service and collections capacities through new hiring and cross- training of existing personnel.
The Company continues to see strong customer payment activity. Over 67% of customers are making payments outside of Oportun’s retail locations, with over 59% of all customers paying via ACH or debit card. Customers who prefer to pay in cash can continue to do so at Oportun’s retail locations or at over 56,000 third-party payment locations such as Walmart, Family Dollar, CVS, Kroger and 7-Eleven. Customers can make a payment through any of these channels without paying a fee.
Credit performance. Oportun ended the first quarter of 2020 with a 30+ Day Delinquency Rate of 3.8% and an Annualized Net Charge-Off Rate of 9.0%, versus 3.6% and 8.3% respectively in the prior-year period. Because the Company offers a grace period, ranging between 7 and 15 days before a late fee is assessed, customers have extra time to make a payment, if needed. Oportun monitors its early stage delinquencies very closely and attempts to contact delinquent customers before the grace period expires to provide them with payment options. Oportun has seen an increase in early-stage delinquencies, with 8 to 14 day delinquencies and 15 to 29 day delinquencies of 2.2% and 1.8%, respectively, as of March 31, 2020 as compared to 1.2% and 1.5%, respectively as of March 31, 2019.
New products. The Company ended the first quarter of 2020 with $5 million in auto loans and $2 million of credit card receivables issued through a partner bank, with $2 million open-to-buy.
Select preliminary first quarter metrics. Until the week of March 15, 2020, when Oportun first began to experience the economic impact of COVID-19, the Company was on track to deliver another strong quarter, including double-digit growth in originations compared to the prior year quarter. As previously described, Oportun proactively took measures to tighten its lending criteria and implement appropriate collections actions. Since that time, the Company has seen a reduction in applications, which it believes is attributable both to customers abiding by shelter-in-place orders as well as a redirection of marketing efforts. These measures impacted Oportun’s Aggregate Originations, which were $433 million for the first quarter, up 4% from the prior-year period. The Company ended the quarter with 777,194 Active Customers and $2.2 billion in Managed Principal Balance at End of Period, up 11% and 20%, respectively, over the prior year.
First quarter and full year 2020 guidance. With respect to its first quarter 2020 guidance, Oportun is preliminarily projecting that Total Revenue and FVPF Total Revenue are both expected to be approximately $162 million. Annualized net charge offs for the quarter were 9.0%. Given the proximity to the end of the quarter, the Company is withdrawing its guidance for Adjusted EBITDA and Adjusted Net Income while it completes its quarter-close process.
Given the ongoing uncertainty surrounding the duration and severity of COVID-19, Oportun is withdrawing its full year 2020 guidance. The Company anticipates its future financial performance will be impacted, but the magnitude and timing of this impact is too dependent on external factors to reliably set guidance parameters at this time. Oportun will continue to provide updated information as the impact of the pandemic becomes clearer.
About Non-GAAP Financial Measures

This press release presents information about the Company’s outlook with respect to FVPF Total Revenue, which is a non-GAAP financial measure provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies.
About Oportun

Oportun (Nasdaq: OPRT) is a high-growth, mission-driven Community Development Financial Institution (CDFI). Oportun provides inclusive, affordable financial services powered by a deep, data-driven understanding of its customers and advanced proprietary technology. By lending money to hardworking, low-to-moderate-income individuals, Oportun helps them move forward in their lives, demonstrate their creditworthiness, and establish the credit history they need to access new opportunities. Oportun serves customers in English and Spanish; online and over the phone in 19 states, and in person at more than 300 retail locations across 12 of those 19 states.
For more information, please visit https://oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this draft press release, including statements as to future results of operations and financial position, planned products and services, business strategy and plans and objectives of management for future operations of Oportun are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predict,” “potential,” “explore,” outlook,” “continue,” “may,” “seek,” “approximately,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019, and include, but are not limited to, the extent and duration of the COVID-19 pandemic, market and economic disruptions stemming from the COVID-19 pandemic, Oportun’s future financial performance, including trends in revenue, Net Revenue, operating expenses, and net income; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun’s ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in Oportun's products and services; and the Oportun’s ability to compete successfully. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.
Contacts

Investor Contact
Nils Erdmann
650.810.9074
ir@oportun.com

Media Contact
Usher Lieberman
650-769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

This press release dated April 2, 2020 contains information about the Company’s outlook with respect to FVPF total revenue, which is a non-GAAP financial measure provided as a supplement to the results provided in accordance with GAAP. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with GAAP.
The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
Fair Value Pro Forma
Oportun previously elected the fair value option to account for all loans held for investment that were originated on or after January 1, 2018 and for all asset-backed notes issued on or after January 1, 2018. The Company made this election because, for a fast-growing company that produces high-quality assets such as Oportun, fair value accounting brings its GAAP net income closer to the net cash flow generated by its business, and more in line with its more mature public peers. In addition, upon adoption of ASU 2019-05 effective January 1, 2020, the Company elected the fair value option on all remaining loans receivable currently at amortized cost. In order to facilitate comparisons to prior periods, the Company provides financial information as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued.

1Q 2020

Fair Value Pro Forma Total Revenue[1]
Total revenue	$162
Adjustments:	—
Fair Value Pro Forma Total Revenue	$162

1 Total Revenue and FVPF Total Revenue are unaudited, preliminary and subject to change upon completion of the Company’s closing process.